WAIVER AGREEMENT

THIS WAIVER AGREEMENT (the “Agreement”), dated as of February 26, 2010, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated June 29, 2007 (the “Purchase Agreement”), among the Company, the Holder and the other investors signatory thereto,  the Company issued the investors thereunder shares of Series A 7% Convertible Preferred Stock (the “Preferred Stock”) and Common Stock Purchase Warrants exercisable for shares of Common Stock (the “Warrants”); and

WHEREAS, the Company has requested that the Holder waive its right to anti-dilution adjustments pursuant to Section 7(b) of its Series A Preferred Stock;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.

Waiver of Anti-dilution Provision of Series A Preferred Stock.  The Holder hereby waives the reduction of the exercise price of the Preferred Stock under Section 7(b) thereof with respect to all issuances and repricings of the Company’s securities and all other applicable Dilutive Issuances as defined under such Section 7(b) from the date of issuance of the Preferred Stock through August 31, 2010, and further waives its right to notice of such Dilutive Issuances during the same period of time.

2.

Partial Reduction of Conversion Price of Preferred Stock.  The Company hereby reduces the conversion price of 4,000 shares of Preferred Stock held by the Holders from $1.00 per share to $0.80 per share, as follows:

No. of Preferred Shares Subject

Holder

to Conversion Price Reduction

Enable Growth Partners LP

3,407

Enable Opportunity Partners LP

   400

Pierce Diversified Strategy Master Fund

   193

LLC, Ena

To the extent necessary to comply with the laws of the State of Colorado, the Company shall promptly file an amendment to the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock to reflect such partial reduction of the conversion price of the Preferred Stock.

3.

Survival of Terms of Purchase Agreement and Warrant.  Subject to the modifications provided herein, the Purchase Agreement and the Warrant shall remain in full force and effect and, except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Purchase Agreement or the Warrant or of any right, power or remedy of the Holder.

4.

Authorization; Enforcement. The Company and the Holder each represent that it has the requisite corporate power and authority to enter into the Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the Holder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Holder and no further action is required by either the Company or the Holder or the respective Boards of Directors or stockholders of either party in connection therewith.  Upon execution by the Company and the Holder, this Agreement will constitute the valid and binding obligation of each such party, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.

Counterparts.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

WIZZARD SOFTWARE CORPORATION

                                                                                                /s/ Christopher J. Spencer

By: Christopher J. Spencer

Its: President

“Holder(s)”

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC, Ena

/s/ Mitch Levine

Mitch Levine,  CEO